Calculation of Filing Fee Tables
S-8
OMEROS CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other			$ 133,147,789.62	0.0001381	$ 18,387.71
Total Offering Amounts:						$ 133,147,789.62		$ 18,387.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,387.71
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of common stock, par value $0.01 per share, of Omeros Corporation (the "Company") that become issuable under the Company's Amended and Restated Omnibus Incentive Compensation Plan (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant's common stock. (2) The common stock being registered under this registration statement pertains to additional shares of common stock to be issued to employees, consultants, officers, advisors and/or directors as compensation under the Plan. (3) The offering price is estimated in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the price of $12.80 per share, which was the average of the high and low prices of the registrant's common stock as reported on The Nasdaq Global Market on August 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources